Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:	JAMES E. HURLBUTT
(847) 446-7500

STEPAN REPORTS RECORD EARNINGS AND INCREASES QUARTERLY DIVIDEND

     NORTHFIELD, Illinois, October 20, 2009 -- Stepan Company (NYSE: SCL) today reported record third quarter and year-to-date results for the period ended September 30, 2009.

  Net income rose 15 percent to $19.5 million for the quarter and increased 53 percent to $54.3 million for the nine month period.
  Net income, excluding deferred compensation plan expense and gains on assets sold in the prior year, rose 200 percent for the quarter and 99 percent for the nine month period (see Table IV).
  The dividend was increased by 9.1 percent to an annual rate of $0.96 per common share. This marks the forty-second consecutive annual dividend increase.
  Strong free cash flow from operations reduced debt, net of cash, from $126.3 million at December 31, 2008, to $37.4 million at September 30, 2009.
SUMMARY
	Three Months Ended			Nine Months Ended
		September 30			September 30

($ in thousands)			%			%
	2009	2008	Change	2009	2008	Change

Net Sales	$326,225	$432,947	- 25	$965,567	$1,234,797	- 22

Net Income	19,545	17,000	+ 15	54,282	35,508	+ 53

Net Income Excluding
Deferred Compensation*	22,201	18,712	+ 19	56,558	39,788	+ 42

Earnings per Diluted Share	$1.80	$1.59	+ 13	$5.06	$3.39	+ 49

Earnings per Diluted Share
Excluding Deferred
Compensation	$2.04	$1.75	+ 17	$5.28	$3.80	+ 39

* See Table II for a discussion of deferred compensation plan accounting.
THIRD QUARTER RESULTS

Net income for the quarter was $19.5 million, or $1.80 per diluted share, compared to $17.0 million, or $1.59 per diluted share, a year ago. Prior year net income included $11.3 million, or $1.06 per diluted share, of after tax gains on the sale of a product line and some land. The strong quarterly performance was attributable to lower commodity raw material costs, successful cost control initiatives and a desirable product mix for laundry and personal care products that have performed well during this economic downturn.

Gross profit increased by 61 percent to $68.9 million.

  Surfactant gross profit grew by 41 percent to $45.3 million, on a six percent decline in volume.
  Polymer gross profit rose by 120 percent to $19.5 million, despite a 13 percent decline in volume.
	Three Months Ended			Nine Months Ended
		September 30			September 30

($ in thousands)			%			%
	2009	2008	Change	2009	2008	Change

Net Sales
Surfactants	$240,083	$318,388	- 25	$738,197	$916,724	- 19
Polymers	75,355	103,518	- 27	195,198	287,442	- 32
Specialty Products	10,787	11,041	- 2	32,172	30,631	+ 5

Total Net Sales	$326,225	$432,947	- 25	$965,567	$1,234,797	- 22

Net sales decreased 25 percent for the quarter and 22 percent year-to-date, attributable to the following:

	NET SALES PERCENTAGE CHANGES (DECREASE)

	Three Months Ended	Nine Months Ended
	September 30	September 30
Volume	(7)	(10)
Selling Price	(15)	(7)
Foreign Translation	(3)	(5)
Total	(25)	(22)

Surfactant gross profit increased $13.1 million, or 41 percent, for the quarter and $32.8 million, or 33 percent for the nine months. The improvement continued to be based on lower commodity raw material cost, purchasing led cost reduction initiatives and freight and logistical savings.

Surfactant sales volume declined six percent for the quarter and seven percent for the year-to-date period. Most of the volume decline was attributable to lower biodiesel sales, as the economics of biodiesel remain weak due to high feedstock costs and lower diesel selling prices versus prior years. The economic downturn has had minimal impact on our largest surfactant market, consumer laundry and personal care, where volumes were slightly ahead of last year.

Polymer segment gross profit grew by $10.7 million, or 120 percent. Polyol products generated most of the improvement on lower raw material costs and cost reduction initiatives. Sales volume declined 13 percent, primarily for polyol used in commercial flat roof insulation. New construction and replacement of roofs have both been hit by the economic downturn.

Specialty products gross profit grew by $2.7 million, or 122 percent, on margin recovery due to lower raw material costs and improved product mix. Specialty products represents three percent of Company sales.

OPERATING EXPENSES

	Three Months Ended			Nine Months Ended
		September 30			September 30

($ in thousands)			%			%
	2009	2008	Change	2009	2008	Change

Marketing	$10,179	$11,290	- 10	$29,242	$31,470	- 7
Administrative – General	11,175	10,531	+ 6	31,538	31,331	+ 1
Administrative – Deferred
Compensation Obligations	5,274	1,245	NM	5,145	4,385	+ 17
Research, development
and technical service	8,650	9,293	- 7	26,349	26,567	- 1

Total	$35,278	$32,359	+ 9	$92,274	$93,753	- 2

  Excluding deferred compensation expense, operating expenses declined $1.1 million, or four percent, for the quarter, and $2.2 million, or three percent, for the nine month period.
  Foreign currency translation favorably reduced operating expense by $0.7 million and $3.3 million for the quarter and year-to-date period, respectively.
  Cost containment efforts on discretionary spending items offset increases in salary and incentive based compensation costs.

OTHER INCOME AND EXPENSE

Interest expense declined $0.9 million (38 percent) for the quarter and $2.4 million (33 percent) for the nine months due to lower average debt levels.

The quarterly loss from equity investments in joint ventures increased $1.0 million (75 percent) due to tax provisions at the Philippine joint venture and start-up costs of our TIORCO enhanced oil recovery joint venture with Nalco.

Other income improved by $1.3 million due to income on assets held for our deferred compensation plan.

BALANCE SHEET

The Company’s net debt levels declined by $28.3 million for the quarter and $88.9 million for the first nine months:

($ in millions)

Net Debt	9/30/09	6/30/09	12/31/08
Total Debt	$110.3	$121.5	$143.0
Cash	72.9	55.8	16.7

Net Debt	$37.4	$65.7	$126.3

The lower net debt levels were attributable to improved earnings coupled with lower working capital requirements. Working capital, excluding cash, declined due to lower raw material costs brought about by the decline in crude and natural oil prices.

PROVISION FOR INCOME TAXES

The effective tax rate rose to 35.6 percent for the quarter, from 30.2 percent a year ago. The year-to-date effective tax rate was 35.6 percent compared to the year ago rate of 31.3 percent. The higher effective rate was due to a higher mix of income generated in the U.S., taxable at higher rates than foreign earned income.

DIVIDEND INCREASE

On October 19, 2009, the Board of Directors of Stepan Company declared a 9.1 percent increase in the Company’s quarterly cash dividend on its common stock to $0.24 per share. The quarterly dividend is payable on December 15, 2009, to stockholders of record on November 30, 2009. The increase brings the annual dividend rate to $0.96 per share, and marks the forty-second consecutive annual dividend increase.

The Board of Directors today also declared a quarterly cash dividend on its 5.5 percent convertible preferred stock, at the quarterly dividend rate of $0.34375 per share, or at the annual rate of $1.375 per share. The dividend is payable on November 30, 2009, to preferred stockholders of record on November 13, 2009.

The Board of Directors today also declared a quarterly cash dividend on its 5.5 percent convertible preferred stock, at the quarterly dividend rate of $0.34375 per share, or at the annual rate of $1.375 per share. The dividend is payable on February 26, 2010, to preferred stockholders of record on February 15, 2010.

OUTLOOK

“Despite the economy, we began 2009 with the intent to drive results within each of our three business units and improve our performance. In each of the first three quarters, we delivered record net income as we benefitted from the relative stability of our large laundry and personal care markets for our surfactant products, falling commodity prices within all three business units and our ability to contain costs,” said F. Quinn Stepan, Jr., President and Chief Executive Officer. “In the fourth quarter, earnings will be lower than the previous three quarters due to seasonal volume declines and acceleration of planned maintenance items including a planned 2010 shutdown of our phthalic anhydride (PA) plant in order to complete the work while the PA market remains slow. We are on track to deliver a record year in 2009 and are now focused on driving business growth in 2010.”

CONFERENCE CALL

Stepan Company will host a conference call to discuss the third quarter results at 2:00 p.m. Eastern Daylight Time on October 20, 2009. To listen to a live webcast of this call, please go to our Internet website at: www.stepan.com, click on investor relations, next click on conference calls and follow the directions on the screen.

Stepan Company, headquartered in Northfield, Illinois, is a leading producer of specialty and intermediate chemicals used in household, industrial, personal care, agricultural, food and insulation related products. The common and the convertible preferred stocks are traded on the New York and Chicago Stock Exchanges under the symbols SCL and SCLPR.

     * * * * * table follows

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Stepan Company’s Form 10-K, Form 8-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to), prospects for our foreign operations, foreign currency fluctuations, certain global and regional economic conditions, the probability of future acquisitions and the uncertainties related to the integration of acquired businesses, the probability of new products, the loss of one or more key customer or supplier relationships, the costs and other effects of governmental regulation and legal and administrative proceedings, and general economic conditions. These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

						Table I

STEPAN COMPANY
Statements of Income
For the Three and Nine Months Ended September 30, 2009 and 2008
(Unaudited – 000’s Omitted)

	Three Months Ended				Nine Months Ended
	September 30				September 30

				%				%
	2009	2008	Change		2009	2008	Change

Net Sales	$326,225	$432,947	-	25	$ 965,567	$1,234,797	-	22
Cost of Sales	257,294	390,162	-	34	782,283	1,096,153	-	29

Gross Profit	68,931	42,785	+	61	183,284	138,644	+	32

Operating Expenses:
Marketing	10,179	11,290	-	10	29,242	31,470	-	7
Administrative	16,449	11,776	+	40	36,683	35,716	+	3
Research, Development
and Technical Services	8,650	9,293	-	7	26,349	26,567	-	1
Sale of Product Line	—	(9,929)		NM	—	(9,929)		NM
Sale of Land	—	(8,469)		NM	—	(8,469)		NM
	35,278	13,961	+	153	92,274	75,355	+	22

Operating Income	33,653	28,824	+	17	91,010	63,289	+	44
Other Income (Expense):
Interest, Net	(1,508)	(2,447)	-	38	(4,935)	(7,367)	-	33
Loss from Equity in Joint Ventures	(2,398)	(1,368)	+	75	(3,491)	(2,245)	+	56
Other, Net	684	(599)		NM	1,725	(1,960)		NM

	(3,222)	(4,414)	-	27	(6,701)	(11,572)	-	42

Income Before Provision
for Income Taxes	30,431	24,410	+	25	84,309	51,717	+	63
Provision for Income Taxes	10,843	7,379	+	47	30,003	16,205	+	85
Net Income	19,588	17,031	+	15	54,306	35,512	+	53

Less: Net Income Attributable to
the Noncontrolling Interest	(43)	(31)	+	39	(24)	(4)		NM

Net Income Attributable to Stepan
Company	$19,545	$17,000	+	15	$54,282	$35,508	+	53

Net Income Per Common Share
Attributable to Stepan Company
Basic	$1.96	$1.75	+	12	$5.47	$3.67	+	49
Diluted	$1.80	$1.59	+	13	$5.06	$3.39	+	49

Shares Used to Compute Net
Income Per Common Share
Attributable to Stepan Company
Basic	9,880	9,628	+	3	9,815	9,521	+	3
Diluted	10,871	10,694	+	2	10,718	10,468	+	2

Table II

Deferred Compensation Plan

The full effect of the deferred compensation plan on quarterly pretax income was $4.3 million of expense versus expense of $2.8 million last year. The accounting for the deferred compensation plan results in income when the price of Stepan Company common stock or mutual funds held in the plan fall and expense when they rise. The Company also recognizes the change in value of mutual funds as investment income or loss. The quarter end market prices of Stepan Company common stock are as follows:

		2009			2008

	9/30	6/30	3/31	12/31	9/30	6/30	3/31
Stepan Company (SCL)	$60.08	$44.16	$27.30	$46.99	$54.57	$45.62	$38.23

The deferred compensation expense income statement impact is summarized below:

	Three Months Ended		Nine Months Ended
	September 30		September 30

($ in thousands)	2009	2008	2009	2008

Deferred Compensation
Administrative (Expense) Income	$(5,274)	$(1,245)	$(5,145)	$(4,385)
Other, net – Mutual Fund Gain (Loss)	990	(1,517)	1,473	(2,518)
Total Pretax	$(4,284)	$(2,762)	$(3,672)	$(6,903)

Total After Tax	$(2,656)	$(1,712)	$(2,276)	$(4,280)

Reconciliation of non-GAAP net income:

	Three Months Ended		Nine Months Ended
	September 30		September 30

($ in thousands)	2009	2008	2009	2008

Net income excluding deferred
compensation	$22,201	$18,712	$56,558	$39,788
Deferred compensation plan (expense)
income	(2,656)	(1,712)	(2,276)	(4,280)
Net income as reported	$19,545	$17,000	$54,282	$35,508

Reconciliation of non-GAAP EPS:

	Three Months Ended		Nine Months Ended
	September 30		September 30

	2009	2008	2009	2008

Earnings per diluted share excluding
deferred compensation	$2.04	$1.75	$5.28	$3.80
Deferred compensation plan (expense)
income	(0.24)	(0.16)	(0.22)	(0.41)
Earnings per diluted share	$1.80	$1.59	$5.06	$3.39

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, neither a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Table III

Effects of Foreign Currency Translation

The Company’s foreign subsidiaries transact business and report financial results in their respective local currencies. As a result, foreign subsidiary income statements are translated into U.S. dollars at average foreign exchange rates appropriate for the reporting period. Because foreign exchange rates fluctuate against the U.S. dollar over time, foreign currency translation affects period-to-period comparisons of financial statement items (i.e. because foreign exchange rates fluctuate, similar period-to-period local currency results for a foreign subsidiary may translate into different U.S. dollar results). For the three and nine month periods ending September 30, 2009, the U.S. dollar strengthened against nearly all the foreign currencies in the locations where the Company does business, when compared to the exchange rates for the three and nine month periods ending September 30, 2008. Consequently, reported net sales, expense and income amounts for the three and nine month periods ending September 30, 2009, were lower than they would have been had the foreign currency exchange rates remained constant with the rates for the same periods of 2008. Below is a table that presents the impact that foreign currency translation had on the changes in consolidated net sales and various income line items for the three and nine month periods ending September 30, 2009:

				Inc (Dec) Due
	Three Months		Increase	to Foreign
($ in millions)	Ended September 30		(Decrease)	Translation
	2009	2008
Net Sales	326.2	432.9	(106.7)	(12.5)
Gross Profit	68.9	42.8	26.1	(1.8)
Operating Income	33.7	28.8	4.9	(1.2)
Pretax Income	30.4	24.4	6.0	(1.0)

				Inc (Dec) Due
	Nine Months		Increase	to Foreign
($ in millions)	Ended September 30		(Decrease)	Translation
	2009	2008
Net Sales	965.6	1,234.8	(269.2)	(61.6)
Gross Profit	183.3	138.6	44.7	(9.5)
Operating Income	91.0	63.3	27.7	(6.2)
Pretax Income	84.3	51.7	32.6	(6.3)

Table IV

Reconciliation of Non-GAAP Earnings Measure

	Three Months Ended			Nine Months Ended
		September 30		September 30

($ in millions)			%			%
	2009	2008	Change	2009	2008	Change
Net Income
excluding deferred compensation
plan expenses and gains on asset
sales	$22.2	$7.4	+ 200	$56.6	$28.4	+ 99

Deferred Compensation Expenses	(3.3)	(0.8)		(3.2)	(2.7)

Deferred Compensation Investment
Income	0.6	(0.9)		0.9	(1.5)

Gain on Product Line Sale	—	6.1		—	6.1

Gain on Land Sale	—	5.2		—	5.2

Net Income as Reported	$19.5	$17.0	+ 15	$54.3	$35.5	+ 53

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, neither a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.